SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 10, 2005

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2009 Iron Street, Bellingham, WA 98225

(Address of principal executive offices)

Registrants telephone number, including area code: (800)-579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On November 29, 2005, at a special meeting of the shareholders of the Corporation, shareholders representing fifty-three percent (53%) of the issued and outstanding stock of the corporation approved an amendment to the Company's Articles of Incorporation, granting the Board of Directors the authority to approve stock splits of the Company's common stock. The Amendment to the Articles of Incorporation is attached hereto as an exhibit and will be filed with the Delaware Secretary of States' office as soon as practicable.

On December 10, 2005, the Company's Board of Directors approved an amendment to the Company's Bylaws. Such amendment replaces the existing Bylaws in its entirety. The new by-laws are more comprehensive and complete with respect to matters such as interpretation, shareholders and shareholders' meetings, board of directors, meetings of the board of directors, officers, shares and certificates of shares, books, records and reports, execution of instruments, representation of shares and securities of other corporations, and miscellaneous procedural provisions. The Board also approved a new by-law which addresses a matter not previously covered by company by-laws.

The by-law is made pursuant to Title 8, Chapter 1, Subchapter IV, Section 145 of the Revised Code of Delaware. It addresses the scope of and eligibility for indemnification, advances, agreements to be executed with each director and officer, limitations, insurance, amendment or modification, rules in the event of inconsistency or conflict, the effect of the by-law and Board discretion.

Both Bylaws are attached hereto as exhibits.

Section 9 Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

Exhibits

3.1 Amendment to Articles of Incorporation

3.2(a) Bylaws No. 1

3.2(b) Bylaws No. 2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

January 12, 2005                            /s/ Hans Boge

Date                                                     Hans Boge, President